Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation of our report dated August 25, 2008 included in and incorporated by reference in this Form 10-K, into the Company’s previously filed Registration Statements (Nos. 333-136586, 333-140413 and No. 333-147075).

/s/ WithumSmith+Brown, P.C.
New Brunswick, New Jersey

August 25, 2008